As filed with the Securities and Exchange Commission on
                          March 25, 1999
                    Registration No. 333-72795

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                              Form S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        WASTEMASTERS, INC.
       (Exact Name of Registrant as Specified in Its Charter)

         Maryland                                   52-1507818
(State of Incorporation)                     (I.R.S. Employer ID No.)

            1117 Perimeter Center West, Suite 500 East,
                      Atlanta, Georgia 30338
                         (404) 888-0158
                (Address and Telephone Number of
                   Principal Executive Offices)

       1999 Employee, Consultant and Advisor Stock Compensation Plan
                      (Full title of the plan)

                    Michael J. Smith, President
                         WasteMasters, Inc.
             1117 Perimeter Center West, Suite 500 East
                      Atlanta, Georgia 30338
                     Telephone: (404) 888-0158
             (Name and address of agent for service)

                         COPIES TO:
                   Robert J. Mottern, Esq.
              Mottern, Fisher & Rosenthal, P.C.
            2300 Northlake Centre Drive, Suite 200
                   Tucker, Georgia 30084
                 Telephone: (770) 496-4565

========================================================================
                    CALCULATION OF REGISTRATION FEE
========================================================================
  Title of      Amount to be      Proposed      Proposed     Amount of
 Securities      Registered       Maximum       Maximum     Registration
   to be                          Offering      Aggregate      Fee
 Registered                       Price Per     Offering
                                  Share(1)      Price
 ----------    -------------      ---------    ----------   ------------
 Common         10,000,000         $0.3125     $3,125,000     $868.75
 Stock             shares

(1) Calculated based on Rule 457 under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee and based upon the closing bid price of the Common Stock as reported through the NASDAQ SmallCap Market on March 24, 1999.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock to be offered and sold pursuant to the antidilution provides of the 1999 Employee, Consultant and Advisor Stock Compensation Plan.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's regsitration statement on Form S-8 (No. 333-10723), originally filed with the Securities and Exchange Commission on February 23, 1999, relating to the 1999 Employee, Consultant and Advisor Stock Compensation Plan except for items that are restated in this Registration Statement.

ITEM 5.      Interests of Named Experts and Counsel.

     Counsel for the Registrant, Mottern, Fisher & Rosenthal, P.C., has rendered an opinion to the effect that the Common Stock offered hereby, if and when issued in accordance with the Plan, will have been validly issued, fully paid, and nonassessable. Mottern, Fisher & Rosenthal, P.C. beneficially owns approximately 180,000 shares of the Registrant's common stock. Mottern, Fisher & Rosenthal, P.C. expects that it may be offered shares registered under this Registration Statement in payment of the Registrant's obligations to the firm.

ITEM 8.      Exhibits.

Exhibit No.                     Exhibit

4.1 WasteMasters, Inc. 1999 Employee, Consultant and Advisor Stock Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of the Company filed on February 23, 1999, Registration No. 333-72795)

4.2 Form of Stock Payment Agreement under 1999 Employee, Consultant and Advisor Stock Compensation Plan
                  (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of the Company filed on February 23, 1999, Registration No. 333-72795)

5                 Opinion re Legality

23.1 Consent of Turner, Jones & Associates, P.C. to the use of its opinion included in the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 1997.

23.2 Consent of Mottern, Fisher & Rosenthal, P.C. to the filing of its opinion with respect to the legality of the securities being registered hereby (included in Exhibit No. 5)

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 25, 1999.

                                   WASTEMASTERS, INC.

                                   By:  /s/ Leon Blaser
                                        Leon Blaser
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                          Date


/s/ Leon Blaser         Chairman and Chief          March 25, 1999
                        Executive Officer


/s/ Michael J. Smith    Director and President      March 25, 1999



/s/ Douglas Holsted     Director, Secretary and     March 25, 1999
                        Chief Financial Officer